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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Exar Corporation on Form S-3 of our report dated April 20, 1999, included in the Annual Report on Form 10-K of Exar Corporation for the year ended March 31, 1999, and to the use of our report dated April 20, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
San Jose, California
February 12, 2000